UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2015

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610 San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 829-9000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, Harte Hanks, Inc. (the “Company” or “Harte Hanks”) announced that Karen A. Puckett would succeed Douglas C. Shepard as the Company’s President and Chief Executive Officer, effective September 14, 2015.  Mr. Shepard was serving as interim President and Chief Executive Officer and will continue in his role as Chief Financial Officer.

Ms. Puckett, 54, is currently a Class III director of the Company and has served as a director since 2009.  Ms. Puckett most recently served as President of Global Markets of CenturyLink, Inc. (“CenturyLink”) and previously served as CenturyLink’s Chief Operating Officer beginning in 2000.  Ms. Puckett will continue to serve as a director of the Company but has resigned as a member of the Company’s Compensation Committee as of September 14, 2015.

Employment Agreement with Ms. Puckett

On September 13, 2015, the Company entered into an employment agreement with Ms. Puckett (the “Employment Agreement”), effective September 14, 2015 (the “Effective Date”), which provides, among other things, for the following:  (i) a base salary of $730,000 per year, subject to an annual review and adjustment process; (ii) participation in the Company’s annual incentive plan, beginning with the 2016 calendar year, with a target annual incentive equal to 100% of her base salary, and a maximum potential annual incentive equal to 200% of her base salary, subject to achievement of performance goals established by the Company’s Compensation Committee each year; (iii) eligibility for the Company’s bonus restricted stock program, allowing her to receive 125% of the value of up to 30% (per her election) of her annual incentive earned for a calendar year in the form of restricted shares vesting after one year; (iv) an automobile allowance of $1,325 per month; (v) participation in the Company’s non-qualified deferred compensation plan; (vi) eligibility for Company-paid salary continuation benefits consisting of 10 annual payments of $90,000 each over the 10-year period following death while employed; (vii) eligibility for future long-term equity incentive plan awards in accordance with the Company’s then-applicable compensation practices for executives (for 2016, at least consistent with the award policy with respect to other executives); (viii) reimbursement of up to $10,000 in legal fees incurred by her for review and negotiation of the Employment Agreement and (ix) other benefits generally available to the Company’s employees, such as health insurance and 401(k) matching payments.

Ms. Puckett also will receive reimbursement of up to 12 months of temporary housing expenses (not to exceed $3,000 per month) at a location proximate to a Primary Company Location (as defined in the Employment Agreement).  Ms. Puckett is not required to relocate her primary personal residence; however, if, during the first 30 months of her tenure with the Company, she establishes a primary personal residence within 30 miles of a Primary Company Location, then the Company will reimburse her at her election (i) the reasonable moving and closing costs for the purchase of her new primary residence and sale of her current primary residence or (ii) half of the amount of any loss she incurs on the sale of her current primary personal residence, not to exceed $250,000.

The Employment Agreement provides for two-year non-competition and non-solicitation covenants (each of which may be extended in some circumstances when severance payments to be made reflect a longer severance period) in addition to confidentiality and non-disclosure covenants and a mutual non-disparagement covenant, as well as a clawback provision applicable to incentive compensation within the meaning of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations promulgated thereunder, including any applicable stock exchange rules.  The Company also agreed that the indemnification agreement with Ms. Puckett, in the form of the Company’s standard executive and officer indemnification agreement, will continue in full force and effect.

Executive Severance Policy

As provided in the Employment Agreement, the Company has designated Ms. Puckett as a beneficiary of the Company’s Executive Severance Policy as filed on January 30, 2015 as Exhibit 10.1 to Form 8-K, and as may be amended by the Company from time to time (the “Severance Policy”).  Under the Severance Policy, Ms. Puckett will receive certain benefits in the event she is terminated without cause (as defined in the Severance Policy).  In addition, Ms. Puckett also will be eligible for the compensation and benefits payable under the Severance Policy in the event she terminates her employment for good reason (as defined in the Employment Agreement).  Benefits under the Severance Policy include a severance payment equal to her then-current base salary for two years.  Also, subject to certain conditions, through the earlier to occur of (i) the eligibility of Ms. Puckett to participate in another employer’s group health plan or (ii) the end of the two-year severance period, the Company will pay for a substantial portion of a Ms. Puckett’s health continuation coverage elected under and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  As a condition precedent to the obligation of the Company to provide the benefits to Ms. Puckett, she must first execute and deliver an effective and irrevocable termination agreement that shall include certain terms and conditions, including the following: (i) a general waiver and release of all claims against the Company and its affiliates and (ii) ratification and confirmation of protective covenants set forth in the Employment Agreement.

Change in Control Severance Agreement

Further pursuant to the Employment Agreement, the Company and Ms. Puckett have entered into a change in control severance agreement substantially in the form of the Company’s change in control severance agreement filed on March 19, 2015 as Exhibit 10.1 to Form 8-K (the “Change in Control Severance Agreement”).  Under the Change in Control Severance Agreement, Ms. Puckett shall receive certain compensation and benefits in the event she is terminated without cause within two years after a change in control or one year before a change in control (but after the commencement of change in control discussions), or she terminates for good reason within two years after a change in control (as all such terms are defined in the Change in Control Severance Agreement).  In the event of such a termination, (i) Ms. Puckett shall be entitled to receive three times the sum of her annual base salary (as in effect before the change in control or upon termination, whichever is larger) and her target bonus or target incentive compensation (for the year of the change in control or the year of termination, whichever is larger); (ii) all of her equity awards will vest and become fully exercisable (at 100% of target in the case of performance-based awards) or she will receive the cash value of her equity awards forfeited upon termination if she had a qualifying termination prior to the change in control; and (iii) a payment equivalent to Ms. Puckett’s cost of continuation coverage under COBRA for a period of 24 months, as well as a tax gross up on that payment.  Compensation and benefits under the Change in Control Severance Agreement are offset to the extent Ms. Puckett terminated prior to the change in control and already received Company severance benefits prior to becoming entitled to compensation and benefits under the Change in Control Severance Agreement.  These payments and benefits under the Change in Control Severance Agreement are contingent on Ms. Puckett’s delivery of an irrevocable release of the Company and affiliated parties from any and all known and unknown claims and from any and all causes of action of any kind.  The Change in Control Severance Agreement also provides that equity awards not assumed or replaced after a change in control will vest and become fully exercisable.  If any amounts that become payable to Ms. Puckett under the Change in Control Severance Agreement would constitute parachute payments under Section 280G of the Internal Revenue Code, then Ms. Puckett will either receive the full amount of the payments due or an amount of those payments that would not exceed 2.99 times her “base amount” within the meaning of Section 280G of the Internal Revenue Code, whichever would yield the greatest net after-tax amount.

Equity Awards

Ms. Puckett also will be granted the following equity awards on September 17, 2015 which are inducement awards approved by the Board pursuant to the award agreements filed herewith:  (i) a non-qualified stock option award with the number of shares subject to the option determined by dividing the per share Black-Scholes value of a Company non-qualified stock option as of the grant date by $575,000 and an exercise price equal to the closing market price per share of the Company’s common stock on the grant date, which option shall vest in four equal installments on the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date, but which also vests in full in the event of death or disability (as defined in the Employment Agreement) prior to termination or pursuant to the Change in Control Agreement, or vests as if she terminated after the next anniversary of the grant date following her termination without cause (as defined in the Severance Policy) or for good reason (as defined in the Employment Agreement); (ii) an award of shares of restricted common stock of the Company for which she will be entitled to receive dividends as declared by the Board, with the number of shares determined by dividing $805,000 by the closing price of the Company’s common stock on the grant date and which vest in three equal installments on the first three anniversaries of the grant date, but which also vests in full in the event of death or Disability (as defined in the Employment Agreement) prior to termination or pursuant to the Change in Control Agreement, or vests as if she terminated after the next anniversary of the grant date following her termination without cause (as defined in the Severance Policy) or for good reason (as defined in the Employment Agreement); and (iii) a performance unit award, with the maximum number of units determined by dividing $920,000 by the per share value of a Company performance unit on the grant date discounting the net present value of expected dividends during the term of the award, which award shall vest on March 15, 2019 to the extent that the Company meets the performance criteria of total shareholder return relative to the S&P Small Cap 600 (with 25% of the maximum number of units vesting at 50% of target performance (25th percentile versus the S&P Small Cap 600 benchmark), 50% of the maximum number of units vesting at 100% of target performance (50th percentile versus the S&P Small Cap 600 benchmark), and 100% of the maximum number of units vesting at 200% of target performance (75th percentile versus the S&P Small Cap 600 benchmark) and applying linear interpolation between levels), or pursuant to the Change in Control Agreement.

As previously disclosed in the Company’s 2014 and 2015 proxy statements, CenturyLink is both a client and a vendor of the Company.  In 2014, CenturyLink purchased or licensed approximately $720,000 of software, data and services from the Company’s Trillium Software and Customer Interaction Divisions, and the Company purchased approximately $840,000 of telecommunications services from CenturyLink, all in the ordinary course of business.  Ms. Puckett was not compensated directly or indirectly as a result of these transactions other than that the Company’s payments to CenturyLink add to the overall revenue of CenturyLink.  Moreover, Ms. Puckett did not actively participate in negotiating or consummating the terms of the applicable transactions between the Company and CenturyLink and did not have any direct or indirect material interest in such transactions. There are no transactions in which Ms. Puckett has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no other arrangements or understandings between Ms. Puckett and any other person pursuant to which she was selected as an officer or director. Ms. Puckett does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

The foregoing descriptions of the Employment Agreement, the Severance Policy, the Change in Control Severance Agreement, and the equity awards do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the agreements filed as an exhibit to this Form 8-K, the Company’s Executive Severance Policy as filed on January 30, 2015 as Exhibit 10.1 to Form 8-K and the form of the Company’s change in control severance agreement filed on March 19, 2015 as Exhibit 10.1 to Form 8-K, each as incorporated by reference in this Item 5.02.

A copy of the press releases issued by Harte Hanks on September 14, 2015 announcing certain of the matters described above are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                           Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title

10.1	Employment Agreement between Harte Hanks, Inc. and Karen A. Puckett dated September 14, 2015

10.2	Non-Qualified Stock Option Agreement between Harte Hanks, Inc. and Karen A. Puckett

10.3	Restricted Stock Award Agreement between Harte Hanks, Inc. and Karen A. Puckett

10.4	Performance Unit Award Agreement between Harte Hanks, Inc. and Karen A. Puckett

99.1	Press Release of Harte Hanks, Inc. (Announcing New CEO) dated September 14, 2015

99.2	Press Release of Harte Hanks, Inc. (Disclosing Inducement Awards) dated September 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015		HARTE HANKS, INC.

	By:	/s/ Robert. L. R. Munden
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Employment Agreement between Harte Hanks, Inc. and Karen A. Puckett dated September 14, 2015

10.2	Non-Qualified Stock Option Agreement between Harte Hanks, Inc. and Karen A. Puckett

10.3	Restricted Stock Award Agreement between Harte Hanks, Inc. and Karen A. Puckett

10.4	Performance Unit Award Agreement between Harte Hanks, Inc. and Karen A. Puckett

99.1	Press Release of Harte Hanks, Inc. (Announcing New CEO) dated September 14, 2015

99.2	Press Release of Harte Hanks, Inc. (Disclosing Inducement Awards) dated September 14, 2015